 Exhibit 10.19

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”), effective as of December 12, 2021 (the “Effective Date”), is by and between Peter Rubi, LLC, an Illinois limited liability company (“Seller”), and PlantX Midwest Inc., a Delaware corporation (“Buyer”).

WHEREAS, Seller, Buyer and certain other parties have entered into a certain Asset Purchase Agreement, dated as of December 12, 2021 (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume certain Liabilities (as defined in the Purchase Agreement) of Seller under, the Assigned Contracts (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.               Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.

2.               Assignment and Assumption. Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller’s right, title and interest in and to the Assigned Contracts. Buyer hereby accepts such assignment and assumes all of Seller’s Liabilities arising under the Assigned Contracts to the extent such Liabilities are required to be performed after the Closing Date, but excluding any Liabilities arising out of (i) a breach of, or a default or violation under, such Assigned Contract or (ii) any claim or Action for infringement, tort, strict liability or violation of Law, in each case to the extent such Liability is based upon any action, event, circumstance, omission or condition which first occurred at or prior to Closing.

3.               Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Assigned Contracts are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4.               Governing Law. This Agreement and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based upon, arising out of, or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

5.               Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.               Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

PETER RUBI, LLC		PLANTX MIDWEST INC.

By:	/s/ John Graves	By:	/s/ Lorne Rapkin
Name:	John Graves	Name:	Lorne Rapkin
Title:	CEO	Title:	Director